EXHIBIT 99.1

PRESS RELEASE

Catharine Bower
610.369.6618
cell: 484.529.0657
Catharine.bower@nationalpenn.com

NATIONAL PENN BANCSHARES, INC. TO PRESENT AT
2012 SANDLER O’NEILL & PARTNERS, L.P.
EAST COAST FINANCIAL SERVICES CONFERENCE

BOYERTOWN, Pa. – November 8, 2012 – National Penn Bancshares, Inc. (Nasdaq: NPBC) announced today that it will present at the 2012 Sandler O’Neill & Partners, L. P. East Coast Financial Services Conference in Aventura, Florida on Thursday, November 15, 2012.

National Penn and other participants will address an audience of institutional investors, investment firm analysts and portfolio managers.

National Penn's presentation will be on November 15, 2012 at 7:10 a.m. Eastern Time (see "How to Access the Presentation" below). The speakers at National Penn's presentation will be Scott V. Fainor, president and CEO, and Michael J. Hughes, chief financial officer. A brief question and answer session will follow the presentation.

How to Access the Presentation:

National Penn’s presentation will be available live over the Internet on November 15, 2012 at 7:10 a.m. Eastern Time.  Listeners should log on to National Penn’s Website at www.nationalpennbancshares.com and choose the “Sandler O’Neill Financial Services Conference” link located on the home page.  An audio conference is available on November 15, 2012 at 7:10 a.m. Eastern Time by calling:

Number:	877.253.8059
Passcode:	7598910510#

For those unable to participate in the live Webcast, the archived Webcast will be available for 30 days beginning November 16, 2012.

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About National Penn Bancshares, Inc.

National Penn Bancshares, Inc., with approximately $8.4 billion in assets, is a bank holding company based in Pennsylvania.  Headquartered in Boyertown, National Penn operates 120 branch offices comprising 119 branches in Pennsylvania and one branch in Maryland through National Penn Bank and its KNBT and Nittany Bank divisions.

National Penn’s financial services affiliates are National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; National Penn Capital Advisors, Inc.;  Institutional Advisors LLC; National Penn Insurance Services Group, Inc., including its Higgins Insurance division; and Caruso Benefits Group, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

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